EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

DCB Financial Corp

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2012, on our audits of the consolidated financial statements included in the Annual Report on Form 10-K of DCB Financial Corp as of and for the years ended December 31, 2011 and 2010. We also consent to the references to our firm under the caption “Experts.”

/s/ Plante & Moran, PLLC

Columbus, Ohio

August 22, 2012